UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2010

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 602-1633

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 5, 2010, Enertopia Corporation (“Enertopia” or the “Company”) held its Annual and Special Meeting of Shareholders for the following purposes:

1.	To approve the change of the Company’s name from “Golden Aria Corp.” to “Enertopia Corporation”.

2.	To approve an increase in the Company’s authorized capital from 37,500,000 to 200,000,000.

3.	To approve the Company’s proposed 2010 Equity Compensation Plan.

4.	To elect Robert McAllister, Dr. Gerald Carlson and Chris Bunka as directors of the Company for the ensuing year.

5.	To appoint Chang Lee LLP, Chartered Accountants, as the auditors of the Company for the ensuing year, at a remuneration to be fixed by the directors.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 12, 2010. The results of each voting proposal were as follows:

(1)	Proposal to Change Name to “Enertopia Corporation”:

For	Against	Abstentions
5,974,240	Nil	Nil

(2)	Proposal to increase authorized capital to 200,000,000 shares of common stock:

For	Against	Abstentions
5,974,240	Nil	Nil

(3)	Proposal to approve 2010 Equity Plan:

For	Against	Abstentions
5,871,740	Nil	Nil

(4)	Election of Directors:

Nominee	For	Against	Withheld
Robert McAllister	5,871,740	Nil	Nil
Dr. Gerald Carlson	5,871,740	Nil	Nil
Chris Bunka	5,871,740	Nil	Nil

(5)	Proposal to ratify Chang Lee LLP as the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstentions
5,974,240	Nil	Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2010

Enertopia Corp.

(Signature)

By:

/s/ Robert G. McAllister
Robert G. McAllister
President and Director